Exhibit 10.3

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$750,000.00	11-04-2004	12-01-2009	00004		709818	DA

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “* * *” has been omitted due to text length limitations.

Borrower:	NATROL, INC., A DELAWARE CORPORATION	Lender:	City National Bank, NA
	21411 PRAIRIE CHATSWORTH, CA 91311		San Fernando Valley Commercial Banking Services
#048000
15260 Ventura Boulevard, Suite 1600
Sherman Oaks, CA 91403

Principal Amount: $750,000.00	Initial Rate: 5.500%	Date of Note: November 4, 2004

PROMISE TO PAY. NATROL, INC., A DELAWARE CORPORATION (“Borrower”) promises to pay to City National Bank, NA (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand & 00/100 Dollars ($750,000.00), together with interest on the unpaid principal balance from November 4, 2004, until paid in full.

PAYMENT. Subject to any payment changes resulting from change in the index, Borrower will pay this loan in 59 principal payments of $12,500.00 each and one final principal and interest payment of $12,557.29. Borrower’s first principal payment is due January 1, 2005, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning January 1, 2005, with all subsequent interest payments to be due on the same day of each month after that. Borrower’s final payment due December 1, 2009, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the City National Bank Prime Rate (the “Index”). Prime Rate shad mean the rate most recently announced by Lender at its principal office in Beverly Hills, California, as its “Prime Rate.” Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.750%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.750 percentage points over the Index, resulting in an initial rate of 5.500%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount most be mailed or delivered to: City National Bank, NA; San Fernando Valley Commercial Banking Services #048000; 15260 Ventura Boulevard, Suite 1600; Sherman Oaks, CA 91403.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, the variable interest rate on this Note shall immediately increase to 5.750 percentage points over the Index, if permitted under applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunctional, and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of LOS ANGELES County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of  $18.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: City National Bank, NA, P. O. Box 60938, Los Angelos, CA 90060-0938

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; of impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

NATROL, INC., A DELAWARE CORPORATION

By:	/s/ Elliott Balbert
ELLIOTT BALBERT, President of NATROL, INC., A
DELAWARE CORPORATION

[ILLEGIBLE]

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$750,000.00	11-04-2004	12-01-2009	00004		709818	DA

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “* * *” has been omitted due to text length limitations.

Borrower:	NATROL, INC., A DELAWARE CORPORATION	Lender:	City National Bank, NA
	21411 PRAIRIE CHATSWORTH, CA 91311		San Fernando Valley Commercial Banking Services
#048000
15260 Ventura Boulevard, Suite 1600
Sherman Oaks, CA 91403

LOAN TYPE.  This is a Variable Rate Nondisclosable Loan to a Corporation for $750,000.00 due on December 1, 2009.  The reference rate (City National Bank Prime Rate, currently 4.750%) is added to the margin of 0.750%, resulting in an initial rate of 5.500.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

☐ Personal, Family, or Household Purposes or Personal Investment.

☒ Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is:  FINANCE BUILD OUT OF QUALITY CONTROL LAB.

DISBURSEMENT INSTRUCTIONS.  Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied.  Please disburse the loan proceeds of $750,000.00 as follows:

Amount paid to Borrower directly:	$750,000.00
$750,000.00 Deposited to Checking Account # 412-913266

Note Principal:	$750,000.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED NOVEMBER 4, 2004.

BORROWER:

NATROL, INC., A DELAWARE CORPORATION

By:	/s/ Elliott Balbert
ELLIOTT BALBERT, President of NATROL, INC., A
DELAWARE CORPORATION

[ILLEGIBLE]